UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 27, 2010 (July 21, 2010)

(Exact name of registrant as specified in its charter)

GEORGIA	000-32627	58-1423423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. BOX 455, 1010 NORTH WAY, DARIEN, GEORGIA 31305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (912) 437-4141

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 27, 2010, Southeastern Banking Corporation (the “Registrant”) released operating results for the quarter and six months ended June 30, 2010. A copy of the news release announcing the Registrant’s results is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section. This information may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K. All information in the news release speaks as of the date thereof and the Registrant does not assume any obligation to update said information in the future. In addition, the Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under this Item 2.02 of Form 8-K.

Item 3.03	Material Modification to Rights of Security Holders.

On July 21, 2010, the Registrant’s Board of Directors voted to suspend dividends until operating performance improves and credit losses abate. Regulatory approval will be required prior to payment of a future dividend.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
99.1	News release dated July 27, 2010 (furnished with the Commission as part of this Form 8-K).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHEASTERN BANKING CORPORATION
(Registrant)

By:	/s/ ALYSON G. BEASLEY
Alyson G. Beasley, Vice President & Treasurer

Date:	July 27, 2010

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